                                                                    EXHIBIT 11.1

                              QUAKER CITY BANCORP

                       COMPUTATION OF EARNINGS PER SHARE

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
                                                   FOR THE YEAR   FOR THE YEAR
                                                  ENDED JUNE 30, ENDED JUNE 30,
                                                       1996           1995
                                                  -------------- --------------
 A   Average Common Shares Outstanding.........      3,698,536      3,748,390
                                                    ----------     ----------
     Common Share Equivalents:
 B   Average Stock Options Outstanding.........        389,058        398,825
                                                    ----------     ----------
 C   Average Option Exercise Price.............          $7.50          $7.50
                                                    ----------     ----------
 D   Exercise Proceeds [B x C].................     $2,917,935     $2,991,188
                                                    ----------     ----------
 E   Average Market Price in Period............         $13.49         $10.07
                                                    ----------     ----------
     Shares Repurchased At Market Price
 F   [D / E]...................................        216,304        297,039
                                                    ----------     ----------
 G   Increase in Common Shares [B - F].........        172,754        101,786
                                                    ----------     ----------
     Shares Outstanding and Equivalents
 H   [A + G]...................................      3,871,290      3,850,176
                                                    ==========     ==========
 I   Net Income for Period.....................     $3,569,000     $2,321,000
                                                    ==========     ==========
     Earnings Per Share [I / H]................          $0.92          $0.60
                                                    ==========     ==========
     Market Price at end of period.............        $13.688        $11.125
                                                    ==========     ==========
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